                                                                           EX-23


INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 33-33702 of Dotronix, Inc. on Form S-8 and in Registration Statement No. 33-46456 of Dotronix, Inc. on Form S-3 of our report dated September 4, 1997 appearing in Annual Report on Form 10-KSB of Dotronix, Inc. for the year ended June 30, 1997.

/s/ Deloitte & Touche LLP

September 24, 1997
Minneapolis, Minnesota